UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) October 10, 2012

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33772	54-125625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

	2291 Wood Oak Drive, Herndon, VA	20171
	(Address of principal executive offices)	Zip Code

(703) 734-8606

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 10, 2012, pursuant to an Agreement and Plan of Merger, dated as of August 26, 2012 (the “Merger Agreement”), by and among Deltek, Inc. (the “Company” or “Deltek”), Project Diamond Holdings Corporation (“Parent”) and Project Diamond Merger Corp. (“Merger Sub”), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger and at the Effective Time (as defined in the Merger Agreement):

•	Deltek became a wholly-owned subsidiary of Parent.

•	Each issued and outstanding share of Deltek’s Class A Common Stock was cancelled with no consideration delivered in exchange therefor.

•

Each issued and outstanding share of Deltek’s Common Stock (other than shares owned by Deltek, Parent or Merger Sub and shares owned by stockholders who have perfected appraisal rights under Section 262 of the Delaware General Corporation Law) was converted into the right to receive $13.00 in cash, without interest (the “Merger Consideration”) and subject to any required withholding taxes.

•

Each option outstanding immediately prior to the Merger under any Company stock option or equity incentive plan, whether or not then vested and exercisable, was cancelled and converted into the right to receive, for each share of Common Stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option, and subject to any required withholding taxes.

•

Each restricted stock award granted by the Company under any Company equity incentive plan which was outstanding immediately prior to the Merger was cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration, and subject to any required withholding taxes.

The funds used by Parent to consummate the Merger are from equity contributions by an investor group led by Thoma Bravo, LLC, proceeds received by Merger Sub in connection with debt financing provided by Jefferies Finance LLC and available cash of the Company. The foregoing description of the Merger, the Merger Agreement and the Written Consent and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Written Consent and Voting Agreement which were attached as Exhibit 2.1 and Exhibit 10.1, respectively, to Deltek’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2012 and are incorporated herein by reference.

A copy of the press release issued by the Company and Thoma Bravo, LLC on October 10, 2012 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2012, the Company notified the NASDAQ Stock Market (“NASDAQ”) of the completion of the Merger and requested (i) that trading of the Company Common Stock on NASDAQ be suspended and (ii) that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Company Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

The information required by Item 5.01 is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Merger and at the Effective Time, each of Joesph M. Kampf, Nanci E. Caldwell, Albert A. Notini, Thomas M. Manley, Steven B. Klinsky, Janet R. Perna, Edward R. Grubb, and Alok Singh voluntarily resigned from the board of directors of the Company and any board committees of which they were members. Pursuant to the terms of the Merger Agreement, at the Effective Time, the members of the board of directors of Merger Sub immediately prior to the Effective Time became the members of the board of directors of Deltek, and Kevin T. Parker remained a member of the board of directors of Deltek.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Deltek, Inc. (the “Certificate of Incorporation”). A copy of the Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of Incorporation of Deltek, Inc.

Exhibit 99.1	Joint Press Release, dated October 10, 2012 issued by Thoma Bravo, LLC and Deltek, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTEK, INC.
Date: October 10, 2012
	By:	/s/ David R. Schwiesow
Name: David R. Schwiesow Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Incorporation of Deltek, Inc.

Exhibit 99.1	Joint Press Release, dated October 10, 2012 issued by Thoma Bravo, LLC and Deltek, Inc.